UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2024

VINEBROOK HOMES TRUST, INC.
(Exact Name Of Registrant As Specified In Charter)

Maryland	000-56274	83-1268857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 276-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2024, Brian Mitts resigned effective as of 11:59 p.m. Central Time on December 31, 2024 from his position as President of VineBrook Homes Trust, Inc. (the “Company”). Mr. Mitts will continue to serve as a member of the Board of Directors of the Company (the “Board”).

In connection with his resignation as an officer from the Company and his other officer positions, Mr. Mitts and the Company, NexPoint Real Estate Advisors V, L.P., the Company’s external adviser, NexPoint Advisors, L.P. (“NREA”), NexPoint Residential Trust, Inc. (“NXRT”), NexPoint Real Estate Advisors, L.P., NexPoint Real Estate Finance, Inc. (“NREF”), NexPoint Real Estate Advisors VII, L.P., NexPoint Diversified Real Estate Trust (“NXDT”), NexPoint Real Estate Advisors X, L.P., NexPoint Homes Trust, Inc., NexPoint Real Estate Advisors XI, L.P., NexPoint Storage Partners, Inc. (“NSP”) and NexPoint Hospitality Trust entered into a Separation Agreement, dated November 11, 2024 (the “Separation Agreement”).

Pursuant to the Separation Agreement, NREA will pay two separation payments of $200,000 to Mr. Mitts, on February 28, 2025 and August 29, 2025 and will subsidize Mr. Mitts’s COBRA premium for a period of twelve months. In addition, pursuant to the Separation Agreement, award agreements reflecting outstanding restricted stock units granted to Mr. Mitts by the Company, outstanding restricted stock units granted to Mr. Mitts by NXRT, outstanding restricted stock units granted to Mr. Mitts by NREF and outstanding restricted share units granted to Mr. Mitts by NXDT were amended and restated to, among other things, revise the vesting conditions and definitions of “Qualifying Termination” and “Cause” so that Mr. Mitts’s service as a director or trustee of the Company, NXRT, NREF or NXDT, respectively, will count towards the vesting and forfeiture provisions of the amended and restated award agreements.

Pursuant to the amended and restated award agreements, (i) awards will vest and become nonforfeitable in accordance with and subject to the vesting schedule set forth in the applicable award agreement, subject to Mr. Mitts’s continued status as a director or trustee of the Company, NXRT, NREF or NXDT, respectively, through each applicable vesting date, (ii) “Qualifying Termination” excludes retirement and includes a termination of service by reason of (A) Mr. Mitts’s death or disability, (B) the failure of the board to recommend Mr. Mitts for re-election as a director or trustee, as applicable, other than for Cause and (C) the failure to receive a sufficient number of “for” votes to be re-elected as a director or trustee or acceptance by the board of directors or trustees, as applicable, of the resignation of Mr. Mitts tendered after the receipt of a sufficient number of “withhold” votes under any applicable majority voting policy at a duly held meeting of stockholders that includes the election of directors or trustees, as applicable, and (iii) “Cause” includes material breach by Mr. Mitts of any agreement then in effect between Mr. Mitts and the Company, NXRT, NREF or NXDT, respectively, or “cause” as defined in the Company’s, NXRT’s, NREF’s or NXDT’s respective governing documents. In the event of a Qualifying Termination, all outstanding restricted stock units granted to Mr. Mitts that have not previously vested or been forfeited, will vest pursuant to the amended and restated award agreements.

The Separation Agreement additionally contains, among other things, mutual non-disparagement provisions and a mutual release of claims by Mr. Mitts and the Company.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with Mr. Mitts’s resignation, on November 11, 2024, the Board appointed John Good as the Company’s President, effective as of 12:00 a.m. Central Time on January 1, 2025.

Mr. Good is 66 and has served as the Company’s Chief Executive Officer since August 2024. Mr. Good has also served as a member of the NSP board of directors since June 2015, Chairman of the board of directors of NSP since December 2019, and as the Chief Executive Officer of NSP since October 2018. Mr. Good served as NSP’s President and Chief Operating Officer from June 2015 until he was appointed Chief Executive Officer in October 2018. NSP is owned by entities advised by NexPoint Advisors, L.P. and its affiliates. Prior to joining NSP, Mr. Good was a partner and co-head of the real estate investment trust (“REIT”) practice group of Morrison & Foerster LLP, a global law firm. From 1999 to 2013, Mr. Good was a partner, multi-term executive committee member and head of the REIT practice at the law firm of Bass, Berry & Sims PLC, a nationally-known corporate law firm, and prior to that was a stockholder and chair of the securities and M&A practice group at the law firm of Baker, Donelson, Bearman, Caldwell and Berkowitz P.C. Mr. Good has over 33 years’ experience working with senior management teams and boards of directors of public companies in the
REIT and financial services industries on corporate finance, corporate governance, merger and acquisition, tax, executive compensation, joint venture and strategic planning projects. As a nationally recognized corporate and securities lawyer, he was lead counsel on over 200 securities offerings raising in excess of $25 billion over more than 25 years, with more than 125 of those deals being in the REIT industry. Mr. Good also serves as a member of the board of directors of Farmland Partners, Inc., a New York Stock Exchange-listed farmland REIT, where he chairs the audit committee of the board of directors.

Mr. Good has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On November 4, 2024, VB Eleven, LLC (“VB Eleven”), an indirect subsidiary of the Company, as borrower, entered into a loan agreement with Metropolitan Life Insurance Company and Metropolitan Tower Life Insurance Company, as lenders, which provided a $250.0 million loan (the “Loan”). The Loan bears interest at a fixed rate equal to 4.75%, is interest only and matures on November 4, 2029. The Company used approximately $230.3 million of the proceeds from the Loan to pay off the outstanding principal and interest on and terminate the Federal Home Loan Mortgage Corporation mortgage pursuant to that certain loan agreement, dated November 1, 2018, between NREA VB I LLC, NREA VB II LLC, NREA VB III LLC, NREA VB IV LLC, NREA VB V LLC, NREA VB VI LLC and NREA VB II LLC as borrowers and KeyBank N.A. as lender, which had a maturity date of December 1, 2025 and thereby extends the Company’s debt maturity schedule and reduces the Company’s weighted average interest rate.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1
Separation Agreement, dated as of November 11, 2024, by and among NexPoint Advisors, L.P., NexPoint Residential Trust, Inc., NexPoint Real Estate Advisors, L.P., NexPoint Real Estate Finance, Inc., NexPoint Real Estate Advisors VII, L.P., NexPoint Diversified Real Estate Trust, NexPoint Real Estate Advisors X, L.P., VineBrook Homes Trust, Inc., NexPoint Real Estate Advisors V, L.P., NexPoint Homes Trust, Inc., NexPoint Real Estate Advisors XI, L.P., NexPoint Storage Partners, Inc., NexPoint Hospitality Trust and Brian Mitts.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINEBROOK HOMES TRUST, INC.

/s/ John Good
Name: John Good Title: Chief Executive Officer
Date: November 14, 2024